SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                         /  /

Filed by a Party other than the Registrant      /X/

Check the appropriate box:

/  /  Preliminary Proxy Statement

/  /  Confidential, for Use of the Commission Only (as permitted by Rule
                                          14a-6(e)(2))

/  /  Definitive Proxy Statement

/X/  Definitive Additional Materials

/  /  Soliciting Material under Rule 14a-12
                                -----------


                              Dave & Buster's, Inc.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                       Dolphin Limited Partnership I, L.P.
                       -----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:



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PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717

                                                                    June 3, 2003

Dear fellow Dave & Buster's, Inc. shareholder:

The DAB board has tried to move this debate away from the key issue of DAB's prolonged poor performance with the investment you have entrusted to them by resorting to baseless personal attacks on me. No matter how much this board tries to spin their long, failed performance record and try to distract you from the real issues, these facts about our investment in this Company and the trust we had placed in this board won't change:

   1. After a near 50% decline in the share price in August 1999, top management-directors sought a SELF-INTERESTED transaction that ULTIMATELY FAILED. As top management-directors "intended to take the Company private themselves", they first reviewed all transaction proposals and discouraged Landry's, a credible publicly traded industry acquiror. Our board and special committee sat passively and let this happen.

   2. From August 26, 1999, the date prior to the significant decline in the share price resulting from the first of many missed earnings targets, $1.00 invested in DAB is now worth only $0.38. The same $1.00 invested in the Company's own peer group, the S&P SmallCap Restaurant Index, is now worth $1.59. However the Company wants to spin it, as a result of continued poor operating results, OUR SHARE PRICE HAS BEEN STAGNANT FOR SEVERAL YEARS while peers have made their shareholders money!!

   3. While you were losing money, top management's total compensation increased 66% AND OUR BOARD AWARDED 2.0 MILLION OPTIONS TO MANAGEMENT (13% of the fully diluted shares) at an average depressed price of $7.14 share - TAKING VALUE AWAY FROM YOU!!

   4. Until Dolphin showed up on March 3, 2003 with its significant stake and stated its intention to commence a proxy contest, we believe it had been BUSINESS AS USUAL at DAB. Since our letter, the DAB board has now decided to "reinvent itself."

The Annual Meeting is now only a few days away. You can vote your shares in favor of Dolphin's nominees by a toll-free telephone call to ensure your vote is received in time. Please follow the instructions at the bottom of this letter.

While Dolphin has been the catalyst for some VERY RECENT changes at DAB, we know that you have received a lot of information from the Company and us and at times it's hard to know whom to believe. The meeting is June 10, 2003 - we ask you to focus on what have always been the key issues: This board's lack of performance, how the value of your investment has shrunk and how top management- directors have put their interests ahead of yours. Dolphin owns 9.5% (a $12 million stake) of DAB. Our slate also includes two directors, Messrs.

Hartline and Weinstein, who have no prior business relationship with Dolphin and are doing this as a "public service."

Like you, in recent years we have all seen in the news a variety of terrible behavior in boardrooms that has led to investors losing significant sums of money while top management and directors make out. We think you are unhappy with these kinds of activities and we are too! This is Dolphin's ninth year of operation, and we have chosen to take appropriate action when warranted - when boards break the trust and preside over terrible performance. At this point, it appears that this board will stop at nothing to prevent Dolphin from bringing accountability and trust to this board -- what all shareholders deserve. While our slate, if elected, will be three directors on a recently expanded board of nine, collectively we will be strong and positive advocates for change and provide much needed accountability for all shareholders.

We have worked diligently to bring only the facts to you about this Company and this board. If you too are unhappy about the outrageous kinds of boardroom behavior, we now offer you positive choice and accountability for the DAB board that has failed us. After a terrible several year record at DAB, can we all afford to trust this board's VERY RECENT promises that were only made after Dolphin showed up? We think it's been long enough.

Please join us in installing a positive change by following the instructions below to vote for Dolphin's independent nominees by a toll-free telephone call. Do not sign any proxy card sent to you by the Company. Even if you may have already voted for management, you have every right to change your vote. Again, make your voice heard by voting for the Dolphin nominees by following the instructions below.

                                       Very truly yours,

                                       Donald T. Netter
                                       Senior Managing Director



      TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE
                         AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.  Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8242, Dolphin Limited Partnership I, L.P. in Opposition to Dave & Buster's, Inc.

3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                   Name:              (NA.1)

                   Broker:            (Broker)
                          Control Number: (ControlNum)
                          Number of Shares: (NumShares)

5.  Give the operator your voting preferences, using the proxy text below.

                FORM OF PROXY SOLICITED ON BEHALF OF
                DOLPHIN LIMITED PARTNERSHIP I, L.P.


The undersigned shareholder of Dave & Buster's, Inc., a Missouri corporation (the "Company"), on April 18, 2003 (the "record date"), hereby appoints Donald
T. Netter or Brett Buckley or either of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock, par value $.01 per share, of the Company, which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Shareholders of the Company to be held on June 10, 2003, and at any and all postponements and adjournments thereof as indicated on this proxy.


IF NO INSTRUCTIONS ARE GIVEN INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED IN FAVOR OF PROPOSAL NOS. 1 AND 2. IF YOU VOTE OR ABSTAIN WITH RESPECT TO ONE OR MORE OF THE FOLLOWING PROPOSALS, THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF PROXY WITH RESPECT TO SUCH PROPOSALS.




   DOLPHIN STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF
                             PROPOSAL NOS. 1 AND 2.

Proposal No. 1 - Election of Edward A. Weinstein, Donald T. Netter and Edward E. Hartline as Directors with Terms Expiring in 2006

             (  ) FOR             (  ) AGAINST

Instruction: If you wish to vote for the election of certain of the nominees, but not all of them, tell the operator you vote "For" and give the operator the name of the person(s) you do not wish elected.

Proposal No. 2 - Ratification of Appointment of Ernst & Young LLP as Independent Accountants

             (  ) FOR             (  ) AGAINST           (  )ABSTAIN

And in the discretion of the proxies appointed hereunder, on such other business as may properly come before the meeting.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll-free at 1-888-750-5834 or if you are a bank or broker please call collect at 1-212-750-5833.

Please give shareholder name to operator exactly as it appears hereon. If shares are registered in more than one name, both names should be given to the operator. A corporation should give its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should give their full title as such. If voting as a partnership, please give partnership name by authorized person. This proxy votes all shares in all capacities.